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                     The Penn Mutual Life Insurance Company
                                600 Dresher Road
                                Horsham, PA 19044
                              Phone: (215) 956-7754
                               Fax: (215) 956-7750



May 22, 2002

Board of Trustees
The Penn Mutual Life Insurance Company
Philadelphia, PA 19172

Re: Initial Registration Statement on Form N-4 under the Securities Act of 1933 Olympia XT Advisor Variable Annuity Contract to be issued through PENN MUTUAL VARIABLE ANNUITY ACCOUNT III (SEC FILE NO. 811-03457)
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Ladies and Gentlemen:

         In my opinion, the individual variable annuity contracts, registered with the U.S. Securities and Exchange Commission under the above referenced registration statement will, when issued, be legally issued and represent legal obligations of the Company.

         I hereby consent to the inclusion of this opinion in the above referenced registration statement as an exhibit.

Sincerely,

/s/ Franklin L. Best, Jr.

Franklin L. Best, Jr.
Managing Corporate Counsel